UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2013

SeaWorld Entertainment, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35883	27-1220297
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400
Orlando, Florida	32819
(Address of Principal Executive Offices)	(Zip Code)

(407) 226-5011

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e– 4(c))

Item 8.01. Other Events.

The previously announced underwritten secondary offering (the “Offering”) by the selling stockholders (the “Selling Stockholders”) affiliated with The Blackstone Group L.P. of 18,000,000 shares of common stock of SeaWorld Entertainment, Inc. (the “Company”), at a price of $30.00 per share, closed on December 17, 2013. The Selling Stockholders received all of the net proceeds from the Offering. No shares were sold by the Company.

Concurrently with the closing of the Offering, the Company repurchased 1,500,000 shares of its common stock directly from the Selling Stockholders in a private, non-underwritten transaction at a price price per share equal to the price per share that was paid to the Selling Stockholders by the underwriters in the Offering.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: December 17, 2013	By:	/s/ G. Anthony (Tony) Taylor
		Name:	G. Anthony (Tony) Taylor
		Title:	Chief Legal and Corporate Affairs Officer, General Counsel and Corporate Secretary